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EXHIBIT 23.2

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Anacomp, Inc. 2004 Outside Director Compensation Plan of Anacomp, Inc. of our report dated November 24, 2003, with respect to the consolidated financial statements of Anacomp, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2003.

/s/ ERNST & YOUNG LLP

San Diego, California
February 26, 2004

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  EXHIBIT 23.2
Consent of Ernst & Young LLP, Independent Auditors